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                                                                    Exhibit 21



                             UtiliCorp United Inc.
                                  Subsidiaries
                        1996 Annual Report on Form 10-K



                                            Jurisdiction of
       Subsidiary                            Incorporation
       ----------                          ------------------
West Kootenay Power Ltd.              Province of British Columbia

UtilCo Group Inc.                              Delaware

Aquila Energy Corporation                      Delaware

UtiliCorp Asia Pacific                         Delaware